UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018

WestMountain Alternative Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-53029	26-1315585
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

6035 South Loop East, Houston, TX 77033
(Address of principal executive offices) (zip code)

(832) 649-5658
(Registrant's telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 7, 2018, our Board approved amendments to the Company's Bylaws, effective immediately, to allow the offices of the president and the chief executive officer of the Company to be held by the same individual or two different individuals, and to allow the Board to authorize any officer or officers of the Company to execute contracts or instruments in the name of and on behalf of the Company. The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the amendment filed as Exhibit 3.1 to this Form 8-K and incorporated by reference herein. The Company's amended and restated Bylaws are attached hereto as Exhibit 3.2.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description

3.1	Amendment to Bylaws of WestMountain Alternative Energy, Inc. as adopted on June 7, 2018.

3.2	Amended and Restated Bylaws of WestMountain Alternative Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WestMountain Alternative Energy, Inc.

Date: June 8, 2018	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer